SHARE EXCHANGE AGREEMENT

by and among

China Liaoning DingXu Ecological Agriculture Development Co;, Ltd., a BVI company(the “DingXu BVI”)

and

the Stockholder of DingXu BVI

on the one hand;

and

Hazlo! Technologies, Inc.,

also known as China Liaoning Dingxu Ecological Agriculture Development, Inc.,

a Nevada corporation, (the “PUBCO”),

and

the Majority Stockholders of PUBCO,

on the other hand

December 12, 2011

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of December 12, 2011 (this “Agreement”), is made and entered into by and among Chin Yung Kong (the “DingXu BVI Shareholder”), the sole shareholder of  China Liaoning DingXu Ecological Agriculture Development Co;, Ltd., a BVI company (the “DingXu BVI”), on the one hand; and Hazlo! Technologies, Inc., also known as China Liaoning Dingxu Ecological Agriculture Development, Inc., a publicly traded corporation incorporated in Nevada (OTCBB: CLAD) (the “PUBCO”), and the majority shareholders of PUBCO listed on Signature Page for PUBCO Stockholders that is attached hereto (the “PUBCO Stockholders”), on the other hand. DingXu BVI is a party to this agreement solely to make representations and warranties as set forth herein.

RECITALS

WHEREAS, the Board of Directors of PUBCO has adopted resolutions approving PUBCO’s acquisition of shares of DingXu BVI (the “Acquisition”) upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, DingXu BVI Shareholder owns 100%of the issued and outstanding capital stock of DingXu BVI (the “DingXu BVI Shares”), and the DingXu BVI Shareholder desire to sell the DingXu BVI Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, the PUBCO Stockholders hold an amount of shares of PUBCO common stock which represents at least a majority of the issued and outstanding capital stock of PUBCO;

WHEREAS, the PUBCO Stockholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)  The DingXu BVI Shareholder will sell, convey, assign, transfer and deliver to PUBCO stock certificates representing the DingXu BVI Shares, which shall constitute 100% of the issued and outstanding shares of DingXu BVI.

(b)  As consideration for the acquisition of the DingXu BVI Shares, PUBCO will issue to the DingXu BVI Shareholder, Sixty Million (60,000,000) shares of common stock of PUBCO, (the “PUBCO Shares”).

1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the DingXu BVI Shareholder, DingXu BVI, PUBCO Stockholders and/or PUBCO will take all such lawful and necessary action.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF DINGXU BVI

DingXu BVI hereby represents and warrants to PUBCO and the PUBCO Stockholders as follows:

2.1  Organization. DingXu BVI has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2  Authority Relative to this Agreement. DingXu BVI has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by DingXu BVI and the consummation by DingXu BVI of the transactions contemplated hereby have been duly authorized by the Board of Directors of DingXu BVI and no other actions on the part of DingXu BVI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DingXu BVI and constitutes a valid and binding agreement of DingXu BVI, enforceable against DingXu BVI in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.3  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by DingXu BVI of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by DingXu BVI nor the consummation by DingXu BVI of the transactions contemplated hereby, nor compliance by DingXu BVI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of DingXu BVI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which DingXu BVI is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to DingXu BVI, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to PUBCO taken as a whole.

2.4  Intellectual Property. DingXu BVI has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of DingXu BVI infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.5  Litigation. DingXu BVI is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against DingXu BVI. DingXu BVI is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of

DingXu BVI, and DingXu BVI knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting DingXu BVI or to which DingXu BVI is a party.

2.6  Legal Compliance. To the best knowledge of DingXu BVI, after due investigation, no claim has been filed against DingXu BVI alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. DingXu BVI hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.7 Contracts. DingXu BVI has delivered to PUBCO copies of each and every:

(a)

Contract or series of related contracts with the following Chinese companies through its wholly owned subsidiary Panjin Hengrun Biological Technology Development Co., Ltd. 盘锦恒润生物技术开发有限公司, a limited liability company organized under the laws of the People’s Republic of China and a ninety-nine percent owned subsidiary of DingXu BVI (“Panjin Hengrun”)

:

Liaoning Dingxu Ecological Agriculture Development Co., Ltd.辽宁鼎旭生态农业发展有限公司, a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Panjin Hengrun through contractual arrangements (“Liaoning Dingxu”);

All of the foregoing are referred to as the “Contracts.” The copies of each of the Contracts delivered are accurate and complete. Each Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. There is no material default with respect to any such contract which will give rise to liability in respect thereof on the part of DingXu BVI or the other parties thereto. No notice of default or similar notice has been given or received by DingXu BVI under any of such contracts.

2.8  Disclosure. The representations and warranties and statements of fact made by DingXu BVI in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE DINGXU BVI SHAREHOLDER

The DingXu BVI Shareholder hereby represents and warrants to PUBCO as follows:

3.1 Ownership of the DingXu BVI Shares. DingXu BVI Shareholder owns, beneficially and of record, good and marketable title to the 100% of the DingXu BVI Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or Stockholders’ agreements. The DingXu BVI Shareholder represents that such person has no right or claims whatsoever to any shares of DingXu BVI capital stock, other than the DingXu BVI Shares that DingXu BVI Shareholder owns and DingXu BVI Shareholder does not have any options, warrants or any other instruments entitling DingXu BVI Shareholder to exercise to purchase or convert into shares of DingXu BVI capital stock. At the Closing, DingXu BVI Shareholder will convey to PUBCO good and marketable title to the DingXu BVI Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2  Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by DingXu BVI Shareholder and constitutes a valid and binding agreement of DingXu BVI Shareholder, enforceable against DingXu BVI Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Restricted Securities. DingXu BVI Shareholder acknowledges that the PUBCO Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the PUBCO Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the PUBCO Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, DingXu BVI Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4 Accredited Investor. DingXu BVI Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. DingXu BVI Shareholder is able to bear the economic risk of acquiring the PUBCO Shares pursuant to the terms of this Agreement, including a complete loss of DingXu BVI Shareholder’s investment in the PUBCO Shares.

3.5 Legend. DingXu BVI Shareholder acknowledges that the certificate(s) representing the PUBCO Shares to be transferred to DingXu BVI Shareholder shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PUBCO AND THE PUBCO STOCKHOLDERS

PUBCO and the PUBCO Stockholders hereby represent and warrant, jointly and severally, to DingXu BVI and DingXu BVI Shareholder as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1  Organization. PUBCO is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2  Certain Corporate Matters. PUBCO is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of such properties or nature of such business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. PUBCO has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. PUBCO has delivered to DingXu BVI true, accurate and complete copies of its certificate or articles of incorporation and bylaws of PUBCO, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the Stockholders and Board of Directors of PUBCO are complete and correct in all material respects. The stock records of PUBCO and the Stockholder lists of PUBCO that PUBCO has previously furnished to DingXu BVI are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of PUBCO’s capital stock and any other outstanding securities issued by

PUBCO. PUBCO is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. PUBCO is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.3  Authority Relative to this Agreement. Each of PUBCO and the PUBCO Stockholders has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by PUBCO and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of PUBCO, and no other actions on the part of PUBCO are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PUBCO and the PUBCO Stockholders and constitutes a valid and binding obligation of PUBCO and each of the PUBCO Stockholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.4  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by PUBCO of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by PUBCO nor the consummation by PUBCO of the transactions contemplated hereby, nor compliance by PUBCO with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of PUBCO, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which PUBCO is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PUBCO, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to PUBCO taken as a whole.

4.5  Events Subsequent to Financial Statements. Except as disclosed in Schedule 4.6, since the filing of PUBCO’s most recent periodic report with SEC, there has not been:

(a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of PUBCO;

(b)  Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of PUBCO;

(c)  Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of PUBCO or any redemption, purchase or other acquisition of any such shares;

(d)  Any subjection to any lien on any of the assets, tangible or intangible, of PUBCO;

(e)  Any incurrence of indebtedness or liability or assumption of obligations by PUBCO;

(f)  Any waiver or release by PUBCO of any right of any material value;

(g)  Any compensation or benefits paid to officers or directors of PUBCO;

(h)  Any change made or authorized in the Articles of Incorporation or Bylaws of PUBCO;

(i)  Any loan to or other transaction with any officer, director or Stockholder of PUBCO giving rise to any claim or right of PUBCO against any such person or of such person against PUBCO; or

(j)  Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of PUBCO.

4.6 Liabilities. Except as otherwise disclosed in PUBCO’s Financial Statements or to be paid pursuant to the  payment set forth in Section 1.1(d) hereinabove as listed on Schedule 4.7 attached hereto, PUBCO has no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. In addition, PUBCO and the PUBCO Stockholders represent that upon Closing, PUBCO will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.7  Intellectual Property. PUBCO does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. PUBCO and the PUBCO Stockholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of PUBCO infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

4.8 Insurance. PUBCO has no insurance policies in effect.

4.9 Litigation. PUBCO is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against PUBCO. PUBCO is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of PUBCO, and PUBCO knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting PUBCO or to which PUBCO is a party.

4.10  Legal Compliance. To the best knowledge of PUBCO, after due investigation, no claim has been filed against PUBCO alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. PUBCO hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

4.11  Broker’s Fees. Neither PUBCO, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.12 Internal Accounting Controls. PUBCO maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. PUBCO has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for PUBCO and designed such disclosure controls and procedures to ensure that material information relating to PUBCO is made known to the certifying officers by others within those entities, particularly during the period in which the PUBCO’s annual and quarterly reports, as the case may be, is being prepared.

4.13 Application of Takeover Protections. PUBCO and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under PUBCO’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to DingXu BVI or the DingXu BVI Shareholder as a result of the Acquisition or the exercise of any rights by DingXu BVI or the DingXu BVI Shareholder pursuant to this Agreement.

ARTICLE 5

INDEMNIFICATION

5.1 PUBCO Stockholders Indemnification. For a period of one year after the Closing, the PUBCO Stockholders (“Indemnifying Party”) agree to indemnify DingXu BVI, the DingXu BVI Shareholder and each of the officers, agents and directors of DingXu BVI or the DingXu BVI Shareholder (each an “Indemnified Party”) against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by PUBCO and/or the PUBCO Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of PUBCO prior to the Closing; or (B) the operations of PUBCO prior to the Closing (the “PUBCO Stockholders Indemnification”). During the period of the PUBCO Stockholders Indemnification, if DingXu BVI or the DingXu BVI Shareholder shall become reasonably aware of any Claim covered by this Section 5.1, and while such Claim is unresolved, DingXu BVI shall have the right to issue stop transfer instructions to its transfer agent with respect to the PUBCO Shares held by the Indemnifying Party.

5.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article 5.

ARTICLE 6

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of DingXu BVI and PUBCO as each party may request. In order that each party may have the full opportunity to do so, DingXu BVI, PUBCO, the DingXu BVI Shareholder and the PUBCO Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of DingXu BVI or PUBCO as each party or its representatives may reasonably request and cause DingXu BVI or PUBCO and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of DingXu BVI and the holders of a majority of voting stock of DingXu BVI on the one hand and PUBCO and the holders of a majority of voting stock of PUBCO common stock on the other hand. Without the prior written consent of DingXu BVI, the DingXu BVI Shareholder, PUBCO or the PUBCO Stockholders except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6 Bylaws. If necessary, PUBCO shall amend its Bylaws to permit the election and/or appointment of additional new directors to PUBCO’s Board of Directors as set forth in Section 7.1(a) below.

6.7 Confidentiality; Access to Information.

(a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) DingXu BVI will afford PUBCO and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of DingXu BVI during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of DingXu BVI, as PUBCO may reasonably request. No information or knowledge obtained by PUBCO in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) PUBCO will afford DingXu BVI and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of PUBCO during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of PUBCO, as DingXu BVI may reasonably request. No information or knowledge obtained by DingXu BVI in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.8

 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that PUBCO will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to DingXu BVI to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

6.9 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of DingXu BVI, after the Closing Date, each PUBCO Stockholder shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of PUBCO occurring, reported or filed prior to the Closing, as may be necessary or required by PUBCO for the preparation of the post-Closing Date reports that PUBCO is required to file with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE 7

CONDITIONS TO CLOSING

7.1  Conditions to Obligations of DingXu BVI and the DingXu BVI Shareholder. The obligations of DingXu BVI and the DingXu BVI Shareholder under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, PUBCO and/or the PUBCO Stockholders shall have delivered or caused to be delivered to DingXu BVI and the DingXu BVI Shareholder the following:

(i)  resolutions duly adopted by the Board of Directors of PUBCO authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(ii)  a certificate of good standing for PUBCO from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

 (iii) stock certificate representing the PUBCO Shares to be delivered pursuant to this Agreement registered in the name of the DingXu BVI Shareholder;

(iv)  this Agreement duly executed by PUBCO and the PUBCO Stockholders;

(v) all corporate records, agreements, seals and any other information reasonably requested by DingXu BVI’s representatives with respect to PUBCO; and

(vi) such other documents as DingXu BVI and/or the DingXu BVI Shareholder may reasonably request in connection with the transactions contemplated hereby.

7.2 Conditions to Obligations of DingXu BVI and the DingXu BVI Stockholders. The obligations of PUBCO and the PUBCO Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, DingXu BVI and/or the DingXu BVI Shareholder shall have delivered to PUBCO the following:

(i)	this Agreement duly executed by DingXu BVI and the DingXu BVI Shareholder;

(ii)	resolutions duly adopted by the Board of Directors of DingXu BVI authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(iii)	stock certificates representing the DingXu BVI Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers;

(iv)	such other documents as PUBCO may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of DingXu BVI and the DingXu BVI Shareholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. DingXu BVI and the DingXu BVI Shareholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 8

SEC FILING; TERMINATION

8.1  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of PUBCO and DingXu BVI;

(b) by either PUBCO or DingXu BVI if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

ARTICLE 9

GENERAL PROVISIONS

9.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

9.2  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4  Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

9.7  Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by DingXu BVI, PUBCO, and holders of a majority of outstanding voting stock of DingXu BVI and the holders of a majority of outstanding voting stock of PUBCO; provided that, the consent of any

DingXu BVI or PUBCO Stockholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such stockholder (other than by virtue of their ownership of DingXu BVI or PUBCO shares, as applicable).

9.9 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

PUBCO

Hazlo! Technologies, Inc.,

also known as China Liaoning Dingxu Ecological Agriculture Development, Inc.

By: /s/ Chin Yung Kong____

Chin Yung Kong, President, CEO, CFO

DingXu BVI

China Liaoning DingXu Ecological Agriculture Development Co;, Ltd.

By: _/s/ Chin Yung Kong________

Chin Yung Kong, President, Director

DingXu BVI Shareholders:

By: /s/ Chin Yung Kong

Chin Yung Kong

PUBCO STOCKHOLDERS:

By: /s/Chin Yung Kong

Chin Yung Kong